Exhibit 99.1

Poshmark, Inc. Reports Second Quarter 2021 Financial Results

Q2 Gross Merchandise Value Increased 25% Year over Year to $449.6 million

Q2 Total Revenue Grew 22% Year over Year to $81.8 million

Q2 Adjusted EBITDA was $6.1 million with margins of 7.4%

REDWOOD CITY, Calif. (August 10, 2021) - Poshmark, Inc. (NASDAQ: POSH), a leading social marketplace for new and secondhand style, today announced financial results for the second quarter ended June 30, 2021. The Company posted net revenues of $81.8 million, which is a 22% year-over-year increase from the second quarter of 2020. Gross Merchandise Value (“GMV”) grew 25% year-over-year to $449.6 million, up from $359.7 million in the same period last year.

“We delivered another strong quarter and our fifth consecutive quarter of operating profitability, despite difficult comparisons, a testament to the strength of our cohorts and our business,'' said Manish Chandra, Founder and Chief Executive Officer of Poshmark. “Our dynamic, flexible, and social marketplace continues to benefit from fast-moving apparel trends. We are uniquely positioned to benefit from today's seismic shift in fashion, the pent-up demand for purchases across a wider range of apparel and accessories, and increased consumer interest in sustainability. In addition, our marketplace is highly adaptable and responsive to consumer demands for a refreshed wardrobe, whether people are staying at home or returning to work and school and engaging in more social activities. As we capitalize on these emerging trends, we will continue to execute our growth strategies to better serve our sellers, support our community, and grow our business over the long term.”

Second Quarter 2021 Key Metrics and Financial Highlights:

●	GMV was $449.6 million, an increase of 25% year-over-year from $359.7 million in the second quarter of 2020. Quarterly GMV has increased year-over-year for the past 14 quarters.

●	Trailing 12 months Active Buyers reached 7.0 million in the second quarter of 2021, a 16% year-over-year increase from 6.0 million from the second quarter of 2020.

●	Net revenue was $81.8 million, a 22% increase year-over-year from $66.9 million in the second quarter of 2020.

●	Adjusted EBITDA for the second quarter of 2021 was $6.1 million which decreased from $23.7 million in the second quarter of 2020. Adjusted EBITDA margin was 7.4% in the second quarter of 2021.

●	GAAP results from operations was a ($2.9) million loss in the second quarter of 2021, compared to income of $21.3 million in the second quarter of 2020 and includes $8.1 million and $1.7 million in stock-based compensation, respectively.

●	Non-GAAP results from operations (excluding stock-based compensation) was income of $5.2 million, compared to $23.0 million in the second quarter of 2020.

●	GAAP diluted net income (loss) per share attributable to common stockholders was ($0.04) compared to $0.61 in the second quarter of 2020.

●	Cash, cash equivalents, and marketable securities were $579.5 million as of June 30, 2021.

Second Quarter 2021 Business Highlights:

●	Launched Art & Design as sub-categories with our Home department.

●	Introduced “Style Tags” to personalize listings and enhance searchability and discovery.

●	Released “Price Suggester” to help sellers (especially new listers) list items more efficiently by providing a suggested price range for their listing.

●	Launched “Buyer Alerts” to improve the shopping experience and keep buyers informed about items they’re interested in.

●	Announced a partnership with Snapchat to launch Poshmark Mini, which went live on July 8 to all U.S. Snapchat users.

●	Released “Bulk Listing Actions,” four powerful new high-volume social tools that allow sellers to share any quantity of listings at once, make closet-wide changes to prices, and execute multiple offers to likers at once, increasing efficiency, closet exposure and sales conversion.

●	Awarded $125,000 in grants to 142 inaugural recipients of Poshmark’s Heart & Hustle Community Fund.

Third Quarter 2021 Guidance:

●	Expected Revenue range:	$81.0 million - $83.0 million

●	Adjusted EBITDA range:	$1.0 million - $2.0 million

Webcast and Conference Call Information:

Poshmark, Inc. will host a conference call to review these results at 1:45 p.m. Pacific Time today, August 10, 2021. Interested parties may listen to the conference call via live webcast by accessing the Company’s Investor Relations website (investors.poshmark.com) under the events section. A webcast replay of the earnings conference call will also be available on the Poshmark website through the same link following the conference call this evening, for at least three months thereafter.

About Poshmark, Inc.:

Poshmark is a leading social marketplace for new and secondhand style for women, men, kids, pets, home, and more. By combining the human connection of physical shopping with the scale, ease, and selection benefits of ecommerce, Poshmark makes buying and selling simple, social, and sustainable. Its community of more than 80 million registered users across the U.S., Canada, and Australia, is driving the future of commerce while promoting more sustainable consumption. For more information, please visit www.poshmark.com, and for company news and announcements, please visit investors.poshmark.com. You can also find Poshmark on Instagram, Facebook, Twitter, TikTok, Pinterest, and YouTube.

Poshmark intends to use its Investor Relations website and blog (blog.poshmark.com) to disclose material, non-public information and to comply with its disclosure obligations under Regulation FD. From time to time, we will also disclose this information through our press releases, SEC filings, or public conference calls and webcasts.

SOURCE: Poshmark, Inc.

Investor Relations Contact:

ir@poshmark.com

Media Relations Contact:

pr@poshmark.com

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, forward-looking statements can be identified by words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. These statements include, but are not limited to, statements that we make relating to our future financial performance, including our guidance on financial results for the third quarter of 2021.

Forward-looking statements are neither historical facts nor assurances of future performance. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that we expect. These risks and uncertainties include, but are not limited to: our ability to attract new users and convert users into active buyers and active sellers; our ability to maintain profitability; the impact of COVID-19 on our business and our consumers; the growth rates in the markets in which we compete; our ability to manage growth effectively; our ability to maintain the vibrancy of our community and trustworthiness of our marketplace; our dependence on sellers to provide a fulfilling experience to buyers; and our reliance on third-party shipping partners such as the United States Postal Service. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the three months ended March 31, 2021. Additional information will be provided in our Quarterly Report on Form 10-Q for the three months ended June 30, 2021 and other filings we make from time to time with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could cause actual results to differ materially from those contained in our forward-looking statements.

The forward-looking statements made in this press release relate only to management’s beliefs and assumptions as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures:

To supplement our consolidated financial statements, which are prepared and presented in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP results from operations (excluding stock-based compensation) and Free Cash Flow. Our management uses non-GAAP financial measures internally for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not recognized measures for financial statement presentation under GAAP and do not have standardized meanings, and may not be comparable to similar measures presented by other public companies. Non-GAAP financial measures also have certain limitations. For example, Adjusted EBITDA and Adjusted EBITDA Margin have certain limitations in that it does not include the impact of certain expenses that are reflected in our consolidated statements of operations that are necessary to run our business. As such, non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or in isolation from, the corresponding measures prepared in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view the non-GAAP financial measures in conjunction with their respective related GAAP financial measures. Please see the financial tables below for a reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures.

Adjusted EBITDA is a non-GAAP financial measure we define as net income (loss) attributable to common stockholders, excluding depreciation and amortization, stock-based compensation expense, interest income, other expense, net, and provision for income taxes. Adjusted EBITDA margin is a non-GAAP financial measure calculated by dividing Adjusted EBITDA for a period by revenue for the same period. We believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to key financial metrics used by our management in its financial and operational decision-making. We also believe that the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation and related taxes, excludes an item that we do not consider to be indicative of our core operating performance.

Non-GAAP results from operations (excluding stock-based compensation) is a non-GAAP financial measure that is calculated as GAAP results from operations plus stock-based compensation. We believe that adding back stock-based compensation, as adjustments to our GAAP results from operations for all periods presented provides a more meaningful comparison between our operating results from period to period.

Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Operating Metrics:

GMV (gross merchandise value) is the total dollar value of transactions on our platform in a given period, prior to returns and cancellations, and excluding shipping and sales taxes. GMV is a measure of the total economic activity generated by our marketplace, and an indicator of the scale and growth of our marketplace and the health of our marketplace ecosystem.

Active buyers are unique users who have purchased at least one item on our platform in the trailing 12 months preceding the measurement date, regardless of returns and cancellations.

Poshmark, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2021	2020	2021
Net revenue	$66,870	$81,757	$123,978	$162,713
Costs and expenses(1):
Cost of net revenue, exclusive of depreciation and amortization	10,668	12,746	20,565	25,716
Operations and support	9,200	12,969	17,736	27,863
Research and development	7,067	12,449	14,143	31,249
Marketing	11,680	32,715	46,276	68,193
General and administrative	6,243	12,893	13,701	31,636
Depreciation and amortization	667	846	1,378	1,636
Total costs and expenses	45,525	84,618	113,799	186,293
Income (loss) from operations	21,345	(2,861)	10,179	(23,580)
Interest income	149	38	477	124
Other expense, net
Change in fair value of redeemable convertible preferred stock warrant liability	(278)	—	(375)	(2,816)
Change in fair value of the convertible notes	—	—	—	(49,481)
Loss on extinguishment of the convertible notes	—	—	—	(1,620)
Other, net	(34)	(142)	(28)	(184)
	(312)	(142)	(403)	(54,101)
Income (loss) before provision (benefit) for income taxes	21,182	(2,965)	10,253	(77,557)
Provision (benefit) for income taxes	62	40	120	(30)
Net income (loss)	$21,120	$(3,005)	$10,133	$(77,527)
Undistributed earnings attributable to participating securities	(10,133)	—	(10,133)	—
Net income (loss) attributable to common stockholders	$10,987	$(3,005)	$—	$(77,527)
Net income (loss) per share attributable to common stockholders, basic	$0.89	$(0.04)	$—	$(1.12)
Net income (loss) per share attributable to common stockholders, diluted	$0.61	$(0.04)	$—	$(1.12)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders, basic	12,355	75,709	12,351	69,219
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders, diluted	17,945	75,709	17,690	69,219
(1) Includes stock-based compensation expense as follows:
Operations and support	$166	$834	$329	$3,052
Research and development	540	3,096	1,076	13,737
Marketing	308	1,039	615	4,328
General and administrative	649	3,134	1,442	11,127
Total	$1,663	$8,103	$3,462	$32,244

Poshmark, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

(unaudited)

	December 31,	June 30,
	2020	2021
Assets
Current assets
Cash and cash equivalents	$235,834	$573,416
Marketable securities	26,238	6,069
Prepaid expenses and other current assets	7,905	9,420
Total current assets	269,977	588,905
Property and equipment, net	8,447	7,946
Other assets	7,010	2,633
Total assets	$285,434	$599,484
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payable	$12,317	$15,124
Funds payable to customers	117,127	127,130
Accrued expenses and other current liabilities	35,859	36,806
Total current liabilities	165,303	179,060
Redeemable convertible preferred stock warrant liability	3,494	—
Long-term portion of deferred rent and other liabilities	4,823	4,359
Convertible notes	55,421	—
Total liabilities	229,041	183,419
Commitments and contingencies
Redeemable convertible preferred stock	156,175	—
Stockholders’ (deficit) equity
Preferred Stock	—	—
Common stock	1	—
Class A and Class B common stock	—	8
Additional paid-in capital	28,300	622,673
Treasury stock, at cost	—	(2,651)
Accumulated deficit	(126,509)	(204,036)
Accumulated other comprehensive (loss) income	(1,574)	71
Total stockholders’ (deficit) equity	(99,782)	416,065
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$285,434	$599,484

Poshmark, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2020	2021
Cash flows from operating activities
Net income (loss)	$10,133	$(77,527)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,378	1,636
Stock-based compensation	3,462	32,244
Change in fair value of redeemable convertible preferred stock warrant liability	375	2,816
Change in fair value of the convertible notes	—	49,481
Loss on extinguishment of the convertible notes	—	1,620
Accretion of discounts and amortization of premiums on marketable securities, net	(129)	169
Other	2	3
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(4,892)	1,405
Accounts payable	3,328	2,807
Funds payable to customers	22,471	10,003
Accrued expenses and other liabilities	(2,687)	483
Net cash provided by operating activities	33,441	25,140
Cash flows from investing activities
Purchases of property and equipment	(677)	(849)
Purchases of marketable securities	(36,695)	—
Maturities of marketable securities	66,507	20,000
Net cash provided by investing activities	29,135	19,151
Cash flows from financing activities
Proceeds from initial public offering, net of underwriting discounts and commissions and offering costs	—	293,692
Proceeds from issuance of common stock warrants	—	100
Tax withholding related to vesting of restricted stock units	—	(2,651)
Proceeds from exercise of stock options	54	2,125
Net cash provided by financing activities	54	293,266
Effect of foreign exchange rate changes on cash and cash equivalents	42	25
Net increase in cash and cash equivalents	62,672	337,582
Cash and cash equivalents
Beginning of year	63,318	235,834
End of year	$125,990	$573,416

The following table reflects the reconciliation of net income (loss) to Adjusted EBITDA for each of the periods indicated (in thousands; unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2021	2020	2021
Net income (loss) attributable to common stockholders	$10,987	$(3,005)	$—	$(77,527)
Adjusted to exclude the following:
Depreciation and amortization	667	846	1,378	1,636
Stock-based compensation	1,663	8,103	3,462	32,244
Interest income	(149)	(38)	(477)	(124)
Other expense, net	312	142	403	54,101
Provision (benefit) for income taxes	62	40	120	(30)
Undistributed earnings attributable to participating securities	10,133	—	10,133	—
Adjusted EBITDA	$23,675	$6,088	$15,019	$10,300

The following table reflects the reconciliation of GAAP income (loss) from operations to non-GAAP income from operations for each of the periods indicated (in thousands; unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2021	2020	2021
GAAP income (loss) from operations	$21,345	$(2,861)	$10,179	$(23,580)
Adjusted to exclude the following:
Stock-based compensation	1,663	8,103	3,462	32,244
Non-GAAP income from operations	$23,008	$5,242	$13,641	$8,664

The following table presents a reconciliation of net cash provided by operating activities to free cash flow for each of the periods indicated (in thousands; unaudited):

	Six Months Ended June 30,
	2020	2021
GAAP net cash provided by operating activities	$33,441	$25,140
Less: purchases of property and equipment	(677)	(849)
Non-GAAP free cash flow	$32,764	$24,291